UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2014

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02     Results of Operations and Financial Condition
(a)  On August 6, 2014, Cross Country Healthcare, Inc. (“the Company”) issued a press release announcing results for the quarter ended June 30, 2014, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. This information is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Section 7 – Regulation FD
Item 7.01     Regulation FD Disclosure
Incorporated by reference is a press release issued by the Company on August 6, 2014, which is attached hereto as Exhibit 99.1.

The Company held its quarterly conference call on August 7, 2014 at 9:00 a.m. to discuss its second quarter results. Due to a technical issue with the host of the call, Verizon Enterprise Solutions, investors and analysts were not able to dial in to ask questions. As a result, the Company conducted a separate call on August 7, 2014 with investors and analysts to answer questions, which call was recorded. Attached hereto is a transcript of that call. On August 7, 2014, the Company also posted a transcript of the supplemental call on its website located at www.crosscountryhealthcare.com.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1 and 99.2 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of the Exchange Act, or otherwise subject to the liabilities of the Exchange Act, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01(including Exhibits 99.1 and 99.2 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Section 9 – Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

99.1	Press Release issued by the Company on August 6, 2014
99.2	Transcript of the Company's teleconference call on August 7, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

		By:	/s/ William J. Burns
William J. Burns
Dated:	August 7, 2014		Chief Financial Officer